SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                                 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                    American Consolidated Laboratories, Inc.
                (Name of Registrant as Specified In Its Charter)

  Kenneth C. Kirkham, Chief Financial Officer, American Consolidated Laboratories, Inc., 1640 North Market Drive, Raleigh, North Carolina 27609,
  (919) 872-0744 (Name of Person(s) Filing Proxy Statement)



Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)    Title of each class of securities to which transaction applies:



         2)    Aggregate number of securities to which transaction applies:



         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         4)       Proposed maximum aggregate value of transaction:



         5)       Total Fee Paid:



[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:



         2)       Form, Schedule or Registration Statement No.:



         3)       Filing Party:



         4)       Date Filed:

              [AMERICAN CONSOLIDATED LABORATORIES, INC. LETTERHEAD]






September 29, 1997

To the Shareholders of
American Consolidated Laboratories, Inc.:

         I am pleased to invite you to the Annual Meeting of Shareholders of your Company to be held at the Sarasota Hyatt at 1000 Boulevard of the Arts, Sarasota, Florida 34236 at 9:30 a.m. on Wednesday, October 15, 1997.

         The notice of the meeting and the Proxy Statement relating to matters to be considered are enclosed. The shareholders are being asked (i) to elect eight members to the Board of Directors, (ii) to consider and act upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Preferred Stock, no par value, and to designate a portion of such shares as Series A Redeemable Preferred Stock, (iii) to consider and act upon a proposal to approve the Company's Amended and Restated Stock Compensation Plan, (iv) to ratify the appointment of Deloitte & Touche as the Company's independent auditors and (v) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof. These proposals are discussed in greater detail in the enclosed Proxy Statement.

         You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy card in the postage-paid return envelope to ensure that your vote may be counted at the meeting.

         The enclosed 1996 Annual Report contains information relating to the Company's activities and operations during the fiscal year ended December 31, 1996, and the enclosed Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997 relates to the Company's activities and operations during the quarter ended most recent to the date of the enclosed Proxy Statement.

                                   Sincerely,



                                   Joseph A. Arena
                                   PRESIDENT AND CHIEF EXECUTIVE OFFICER

                    AMERICAN CONSOLIDATED LABORATORIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of American Consolidated Laboratories, Inc.

         The Annual Meeting of Shareholders of American Consolidated Laboratories, Inc. (the "Company") will be held at the Sarasota Hyatt at 1000 Boulevard of the Arts, Sarasota, Florida 34236 on Wednesday, October 15, 1997 at 9:30 a.m. for the following purposes:

         1. To elect eight directors to hold office until the 1998 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         2. To consider and act upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Preferred Stock, no par value, and to designate a portion of such shares as Series A Redeemable Preferred Stock;

         3. To consider and act upon a proposal to approve the Company's Amended and Restated Stock Compensation Plan;

         4. To consider and act upon a proposal to ratify the appointment of Deloitte & Touche as independent auditors of the Company for the year ending December 31, 1997; and

         5. To transact any such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Shareholders of record as of the close of business on September 23, 1997 are entitled to vote at this meeting or any adjournment or adjournments thereof. Information relating to the matters to be considered and voted on at the meeting is set forth on the Proxy Statement accompanying this Notice.

                                           By Order of the Board of Directors,


                                           -----------------------------------
                                           Kenneth C. Kirkham, Secretary

September 29, 1997

                    AMERICAN CONSOLIDATED LABORATORIES, INC.
                             1640 NORTH MARKET DRIVE
                          RALEIGH, NORTH CAROLINA 27609
                                 (919) 872-0744
                                     -------

                               PROXY STATEMENT FOR
                   ANNUAL MEETING TO BE HELD OCTOBER 15, 1997

                                                      DATED: SEPTEMBER 29, 1997

         This Proxy Statement is furnished in connection with the Annual Meeting of Shareholders to be held at the Sarasota Hyatt, at 1000 Boulevard of the Arts, Sarasota, Florida 34236 on Wednesday, October 15, 1997 at 9:30 a.m. or any adjournment thereof. The approximate date on which this Proxy Statement and the enclosed form of proxy were first sent or given to shareholders was September 29, 1997.

         Any shareholder who executes and returns the accompanying proxy may revoke it at any time before it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending and voting in person. All shares represented by valid proxies received pursuant to the solicitation and prior to the meeting and not revoked before they are exercised will be voted, and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification.

         The annual report of the Company for the year ended December 31, 1996 is being mailed with this proxy statement to shareholders entitled to vote at the meeting. The cost of the proxy solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegram, by directors, officers and employees of the Company.

         The only voting securities of the Company are its outstanding shares of common stock (the "Common Stock") and Series A Redeemable Preferred Stock ("Series A Preferred Stock"). Shareholders of record as of the close of business on September 23, 1997 are entitled to notice of and to vote at the Annual Meeting. On that date, 7,850,488 shares of Common Stock and 4,897,429 shares of Series A Preferred Stock were outstanding, each share being entitled to one vote. In addition, because approval of the proposal to amend the Company's Articles of Incorporation would increase the authorized number of shares of the Company's preferred stock, holders of the outstanding shares of Series A Preferred Stock are entitled to vote as a class on that proposal.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information as of September 19, 1997 regarding those persons known by management to hold beneficially at least 5% of the outstanding shares of the Company's Common Stock.


NAME AND ADDRESS OF                                           AMOUNT AND NATURE                  PERCENTAGE
BENEFICIAL OWNER                                              OF BENEFICIAL OWNERSHIP            OF CLASS

Tullis-Dickerson Capital Focus, L.P.                          3,730,395  (a)                     37.6%
    One Greenwich Plaza, Greenwich, CT 06830
James L.L. Tullis                                             (b)                                (b)
    One Greenwich Plaza, Greenwich, CT 06830
Thomas P. Dickerson                                           (b)                                (b)
    One Greenwich Plaza, Greenwich, CT 06830
Joan Neuscheler                                               (b)                                (b)
    One Greenwich Plaza, Greenwich, CT 06830
Bart C. Gutekunst                                             2,000,000                          20.2%
    1640 North Market Drive, Raleigh, NC 27609
Sirrom Capital Corporation                                    1,649,000 (c)                      16.6%
    500 Church Street, Suite 200,
    Nashville, TN 37219
Joseph A. Arena                                               578,000 (d)                        5.8%
    1640 North Market Drive, Raleigh, NC 27609

         (a) Includes 3,038,730 shares owned by Tullis-Dickerson Capital Focus, L.P., warrants to purchase 586,670 shares, 35,714 shares held by Tullis-Dickerson & Co., Inc., 40,251 shares held by James L.L. Tullis, 20,126 shares held by Thomas P. Dickerson and 8,904 shares held by Joan Neuscheler, each of whom may be deemed an affiliate of Tullis-Dickerson Capital Focus, L.P.

         (b) See footnote (a) above. Mr. Tullis, Mr. Dickerson and Ms. Neuscheler are general partners of Tullis-Dickerson Partners, the general partner of Tullis-Dickerson Capital Focus, L.P., and each may be deemed an affiliate of Tullis-Dickerson Capital Focus, L.P.

         (c)      Includes warrants to purchase 649,000 shares.

         (d) Includes currently exercisable options to purchase 558,000 shares.


         The following table sets forth certain information as of September 19, 1997 regarding those persons known by management to hold beneficially at least 5% of the outstanding shares of the Company's Series A Preferred Stock.




NAME AND ADDRESS OF                                           AMOUNT AND NATURE                  PERCENTAGE
BENEFICIAL OWNER                                              OF BENEFICIAL OWNERSHIP            OF CLASS

Tullis-Dickerson Capital Focus, L.P.                          2,088,273                          42.6%
    One Greenwich Plaza, Greenwich, CT 06830
James L.L. Tullis                                             (a)                                (a)
    One Greenwich Plaza, Greenwich, CT 06830
Thomas P. Dickerson                                           (a)                                (a)
    One Greenwich Plaza, Greenwich, CT 06830
Joan Neuscheler                                               (a)                                (a)
    One Greenwich Plaza, Greenwich, CT 06830
Sirrom Capital Corporation                                    2,679,156                          54.7%
    500 Church Street, Suite 200,
    Nashville, TN 37219

         (a) Mr. Tullis, Mr. Dickerson and Ms. Neuscheler are general partners of Tullis-Dickerson Partners, the general partner of Tullis-Dickerson Capital Focus, L.P., and each may be deemed an affiliate of Tullis-Dickerson Capital Focus, L.P.

                    SECURITY OWNERSHIP OF DIRECTORS, NOMINEES
                    FOR DIRECTOR AND CHIEF EXECUTIVE OFFICER

         The following table sets forth certain information as of September 19, 1997 with respect to the beneficial ownership of the Company's Common Stock by its directors, nominees for director, and the individuals who served as the Company's chief executive officer during any part of the fiscal year ended December 31, 1996.

NAME OF                                              AMOUNT AND NATURE                           PERCENTAGE
BENEFICIAL OWNER                                     OF BENEFICIAL OWNERSHIP                     OF CLASS

Joseph A. Arena                                      578,000  (a)                                 5.8%
Thomas P. Dickerson                                  3,730,395 (b)                               37.6%
James L.L. Tullis                                    3,730,395 (b)                               37.6%
Joan P. Neuscheler                                   3,730,395 (b)                               37.6%
Timothy M. Buono                                     -0-                                            0%
Wayne Upham Smith                                    -0-                                            0%
Bart C. Gutekunst                                     2,000,000                                  20.2%
William H. Burns, Jr.                                  71,956 (c)                                 0.7%
Alan Rabin                                           -0-                                            0%
All executive officers
and directors as a group (10 persons)                6,491,207 (d)                                65.5%

     (a) Includes currently exercisable options to purchase 558,000 shares.

         (b) Includes 3,038,730 shares owned by Tullis-Dickerson Capital Focus L.P., warrants to purchase 586,670 shares, 35,714 shares held by Tullis-Dickerson & Co., Inc., 40,251 shares held by James L.L. Tullis, 20,126 shares held by Thomas P. Dickerson and 8,904 shares held by Joan Neuscheler, each of whom may be deemed an affiliate of Tullis-Dickerson Capital Focus L.P.

         (c) Includes 8,000 shares owned by Biosight, Inc., a company of which Mr. Burns is President.

         (d) Includes currently exercisable options to purchase 668,856 shares and warrants to purchase 586,670 shares.

         The following table sets forth certain information as of September 19, 1997 with respect to the beneficial ownership of the Company's Series A Preferred Stock by its directors, nominees for director, and the individuals who served as the Company's chief executive officer during any part of the fiscal year ended December 31, 1996.

NAME OF                                              AMOUNT AND NATURE                           PERCENTAGE
BENEFICIAL OWNER                                     OF BENEFICIAL OWNERSHIP                     OF CLASS

Joseph A. Arena                                      -0-                                              0%
Thomas P. Dickerson                                  2,022,273 (a)                                 42.6%
James L.L. Tullis                                    2,022,273 (a)                                 42.6%
Joan P. Neuscheler                                   2,022,273 (a)                                 42.6%
Timothy M. Buono                                     -0-                                              0%
Wayne Upham Smith                                    -0-                                              0%
Bart C. Gutekunst                                      130,000                                       2.6%
William H. Burns, Jr.                                -0-                                              0%
Alan Rabin                                           -0-                                              0%
All executive officers
and directors as a group (10 persons)                2,152,273                                     45.2%

         (a)      Owned by Tullis-Dickerson Capital Focus, L.P.  of which
Mr. Tullis, Mr. Dickerson and Ms. Neuscheler are general partners and of which each of whom may be deemed an affiliate.

                              ELECTION OF DIRECTORS

         It is proposed that the shareholders elect eight directors. Each director elected will serve until the next Annual Meeting of Shareholders or until his successor is duly elected and qualified. A plurality of the combined shares of Common Stock and Series A Preferred Stock of the Company voted at the meeting is required to elect the nominated individuals to the Board of Directors. Broker nonvotes do not have the effect of a vote against the nominees.

         The persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of the eight nominees named below, except as otherwise specified by the proxy. In the event that any of the nominees should not be available to serve for any reason, the proxy holders may vote for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable to serve as a member of the Board of Directors.

         The Board of Directors will consider qualified candidates recommended by shareholders for nomination to the Board. In order for a candidate recommended by a shareholder to be considered as a nominee at the next annual meeting, the name of such candidate, together with a written description of the candidate's qualifications, must be received at the Company's principal executive offices on or before January 15, 1998. Certain information concerning the nominees is set forth below.


                                Position with the Company; Principal Occupation
Name, Age                       for past five years; Other directorships                             Director Since

Joseph A. Arena                 Chief Executive Officer (1993-1994, 1996-                            1993-94, 1996
50                              present); Chairman of the Board of Directors
                                (1993-1994); Director of Finance (1991-1993);
                                Chief Operating Officer and Chief Financial
                                Officer, Quantum Solutions, Inc., Austin, Texas,
                                (1994-1996) (training and education)

Thomas P. Dickerson             Chairman of the Board of Directors (1996);                               1990
47                              General Partner, Tullis-Dickerson Partners, the
                                general partner of Tullis-Dickerson Capital Focus,
                                L.P. (1986-present) (venture capital); President,
                                Tullis-Dickerson & Co., Inc. (health care
                                investment firm) (1990-present)

James L.L. Tullis               General Partner, Tullis-Dickerson Partners, the                          1990
50                              general partner of Tullis-Dickerson Capital Focus,
                                L.P. (1986-present) (venture capital); Chairman
                                of the Board and Chief Executive Officer, Tullis-
                                Dickerson & Co., Inc. (health care investment
                                firm) (1990-present); Director, Acme - United,
                                Inc.; Director, Physician Sales & Service, Inc.

Joan P. Neuscheler              General Partner, Tullis-Dickerson Partners, the                          1993
38                              general partner of Tullis-Dickerson Capital Focus,
                                L.P. (1992-present) (venture capital); General
                                Partner, Tullis-Dickerson & Co., Inc. (health care
                                investment firm) (1989-present); Director,
                                QuadraMed, Inc.


                                                         5





Timothy M. Buono                Senior Vice President, Health Partners, Inc.                             1997
41                              (1996-present); Vice President - Development,
                                Health Partners, Inc. (1994-1996); Director -
                                Business Development - Occupational (1993);
                                Associate, Tullis-Dickerson & Co., Inc. (1990-
                                1993)

Bart C. Gutekunst               Chairman of the Board of Directors (1997);                              1997
46                              President and Chief Executive Officer,
                                NovaVision, Inc. (1995-present); Chairman of the
                                Board of Directors, Cardiac Control Systems, Inc.
                                (cardiac pacemaker manufacturer) (1996-present)

William H. Burns, Jr.           President and Director, Biosight, Inc. (health care                     1997
47                              consulting) (1994-present); President, BioVector
                                Inc. (medical product design and distribution)
                                (1994-present); President and Chief Executive
                                Officer, MDS Matrx (medical product
                                manufacture and distribution) (1988-1994);
                                Director, Cardiac Control Systems, Inc. (1995-
                                present); Director, MINRAD (1994-present);
                                Director, Medical Infusion Technology, Inc.
                                (1997-present); Director, Fertility Acoustics
                                (1997-present)

Alan J. Rabin                   President, Chief Executive Officer and Director,                        1997
47                              Cardiac Control Systems, Inc. (1994-present);
                                President and Chief Executive Officer R-2
                                Medical Systems, Inc. (cardiac care device
                                manufacture) (1992-1994)


Directors Meetings and Committees

        During the fiscal year ended December 31, 1996, the Board of Directors held a total of three meetings and took eleven actions by written consent. Each director attended 75% or more of the total number of meetings of the Board and of the committees of the Board on which he served. The Board of Directors of the Company has standing Audit and Compensation Committees.

        The Audit Committee meets periodically with the Company's independent auditors to review the scope and results of the audit and to consider various accounting and auditing matters related to the Company, including its internal control structure. The Audit Committee also makes recommendations to the Board of Directors regarding the independent public accountants to be appointed as the Company's auditors. The Audit Committee met once in fiscal 1996. Its current members are Ms. Neuscheler, Mr. Buono and Mr. Burns.

        The Compensation Committee reviews and recommends salaries and bonuses, as well as grants under the Company's 1994 Incentive and Non-Statutory Stock Option Plan. The Compensation Committee met once in fiscal 1996. Its current members are Ms. Neuscheler, Mr. Rabin and Mr. Burns.

                               EXECUTIVE OFFICERS

        The current executive officers of the Company are as follows:
NAME                                      POSITION WITH THE COMPANY
Bart C. Gutekunst                         Chairman of the Board
Joseph A. Arena                           Chief Executive Officer
Kenneth C. Kirkham                        Chief Financial Officer and Secretary

        KENNETH C. KIRKHAM. Mr. Kirkham has been the Chief Financial Officer of the Company since April 1996. From 1994 to 1996, he was the Chief Financial Officer of Bono's Bar-B-Q & Grill, a chain of 33 restaurants. From 1992 to 1994 he was Senior Vice President-Finance for Ford Consumer Finance.
Mr. Kirkham is 39 years old.

        Information about the other executive officers is given above.

                            SECTION 16(A) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

        Under federal securities laws, the Company's directors, its executive officers, and any persons holding more than 10 percent of the Company's stock are required to report their ownership of the Company's stock, as well any changes in that ownership, to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure during fiscal year 1996 to file such reports in a timely fashion. All of these filing requirements were satisfied by its directors, officers and 10 percent shareholders, except that various of the Company's directors and holders of more than 10% of the Company's stock did not timely file ownership reports with respect to the events and transactions in connection with the Company's acquisition of NovaVision, Inc. completed May 7, 1997. In making this statement, the Company has relied on the written representations of its directors, officers and 10 percent shareholders.

                             EXECUTIVE COMPENSATION

         The following table sets forth annual compensation amounts for each of the last three fiscal years, as indicated by the applicable table headings, for both individuals who served as Chief Executive Officer of the Company during fiscal 1996 (the "Named Executive Officers"). Wayne Upham Smith served as Chief Executive Officer of the Company until April 11, 1996 when Joseph A. Arena was named to the position. Annual Compensation, columns (c), (d) and (e), includes base salary and bonus earned during the year covered and, if applicable, other annual compensation not properly categorized as salary or bonus. No executive officer of the Company received compensation for the year ended December 31, 1996 in excess of $100,000.

Summary Compensation Table



                                                                                   Long Term Compensation
                                                                            -------------------------------------
                                            Annual Compensation                       Awards            Payouts
--------------------  --------- ------------------------------------------  -------------------------- ----------

                                                                                           Securities
                                                                Other        Restricted      Under-                     All
                                                               Annual          Stock         lying        LTIP         Other
      Name and         Fiscal     Salary        Bonus       Compensation      Award(s)      Options/    Payouts       Compen-
 Principal Position     Year        ($)          ($)             ($)            ($)           SARs        ($)          sation
                                                                                             (#)(2)                     ($)
--------------------  --------- -----------  ------------  ---------------  ------------  ------------ ----------  --------------
Joseph A. Arena,      1996      78,151       0             0                0             340,000      0           0
Chief Executive       1995      0            0             0                0             0            0           0
Officer               1994      0            0             0                0             0            0           0

--------------------  --------- -----------  ------------  ---------------  ------------  ------------ ----------  --------------
Wayne Upham           1996      18,269       28,334 (1)    0                0             0            0           8,333 (3)
Smith, Former         1995      87,212       14,166 (1)    0                0             55,000       0           0
Chief Executive       1994      34,327       0             0                0             0            0           0
Officer
--------------------  --------- -----------  ------------  ---------------  ------------  ------------ ----------  --------------

(1) A bonus in the amount of $42,500 was awarded in 1995, of which $14,166 was paid in 1995 and $28,334 was paid in 1996.
(2)      See "Option Grants in Last Fiscal Year."
(3) Paid as part of a severance package upon the termination of Mr. Smith's employment with the Company on April 11, 1996.

Stock Options

          The following table shows stock options granted to the Named Executive Officers during fiscal 1996.

                                       Option Grants in Last Fiscal Year (1)


                                                Percent of Total
                                                Options Granted to
                                                Employees in Fiscal
Name                   Options Granted (#)      Year                   Exercise Price ($/sh)  Expiration Date
----                   -------------------      ----                   ---------------------  ---------------
Joseph A. Arena        15,000                   1.6%                   $.25                   May 1, 2006
                       75,000                   8.2%                   (2)                    May 1, 2006
                       250,000                  27.4%                  $.75                   May 1, 2006



(1) Options granted under the Company's 1994 Incentive and Non-Statutory Stock Option Plan.
(2) The price of these options is to be negotiated between Mr. Arena and the Company at the time of exercise.

         The following table shows the number of shares subject to unexercised options held by the Named Executive Officers as of fiscal year-end. The table divides such unexercised options into those that were exercisable as of fiscal year-end and those that were not. On December 31, 1996, the end of the fiscal year, the closing sales price of the Company's Common Stock was $1.00 per share.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values


                                                                                                    Value of Unexercised in-
                         Shares Acquired on                        Number of Unexercised            the-money Options at
Name                     Exercise (#)         Value Realized ($)   Options at Fiscal Year-End (#)   Fiscal Year-End ($)
----                     ------------         ------------------   ------------------------------   -------------------
                                                                   Exercisable/Unexercisable        Exercisable/Unexercisable
                                                                   -------------------------        -------------------------
Joseph A. Arena          -0-                  -0-                  90,000/250,000                   11,250/62,500 (1)


(1) The values shown do not include the 75,000 share option with an exercise price to be negotiated at the time of exercise as described above under the heading "Option Grants in Last Fiscal Year" inasmuch as the value of such option is not determinable.

Employment Agreements and Termination of Employment Arrangements

         On August 15, 1994, the Company entered into a three-year employment agreement with Wayne Upham Smith. The agreement provided for an initial base salary of $85,000 per year with annual bonuses of up to 50% of his base salary based in part on the trading price of the Company's Common Stock and in part on performance, as determined by the Compensation Committee of the Company's Board of Directors. Mr. Smith's employment with the Company was terminated on April 11, 1996. Upon the termination of Mr. Smith's employment, the Company agreed to pay approximately $39,000 for bonus amounts due, accrued vacation and unpaid wages, and in addition, the Company agreed to purchase from Mr. Smith 300,000 shares of the Company's Common Stock for $150,000, such payment to be made in twenty quarterly installments of $7,500.

         On April 11, 1996, the Company entered into a one-year employment agreement with Joseph A. Arena, such agreement to be automatically renewed on each anniversary of the agreement thereafter unless either party gives notice of its intent to terminate the agreement at least 90 days prior to such anniversary date. The agreement was automatically renewed for a one-year term on April 11, 1997. The agreement provides that Mr. Arena is to serve as the Chief Executive Officer and as a director of the Company. Pursuant to the agreement, he is to receive an annual salary payable at the annual rate of $125,000, may receive a bonus of up to 33.33% of his salary based on both his individual performance and the Company's performance and may participate in those benefit plans of the Company available to other executives. In addition, Mr. Arena was granted options to purchase 250,000 shares of the Company's Common Stock, such options to vest in 25% increments on each successive anniversary date of the agreement. The agreement also contains a covenant not to compete and a term defining the Company's property rights. The agreement may be terminated by the Company with or without cause or upon Mr. Arena's death or disability or voluntarily by either party upon 90 days notice. If Mr. Arena is terminated without cause, which shall include termination because of death or disability, then he is entitled to his base salary for the six-month period immediately following such termination. In addition, whether terminated with or without cause, Mr. Arena shall forfeit all unvested options granted under the agreement, shall have ninety days after such termination to exercise all vested options and shall cease to be a member of the Board of Directors of the Company.

         On May 7, 1997, the Company entered into a one-year employment agreement with Bart C. Gutekunst, such agreement to be automatically renewed on each anniversary of the agreement thereafter unless either party gives notice of its intent to terminate the agreement at least 90 days prior to such anniversary date. The agreement provides that Mr. Gutekunst is to serve as the Chairman of the Board of Directors of the Company. Pursuant to the agreement, he is to receive an annual salary payable at the annual rate of $60,000, may receive a bonus of up to 33.33% of his salary based on both his individual performance and the Company's performance and may participate in those benefit plans of the Company available to other executives. The agreement also contains a covenant not to compete and a term defining the Company's property rights. The agreement may be terminated by the Company with or without cause or upon Mr. Gutekunst's death or disability or voluntarily by either party upon 90 days notice. If Mr. Gutekunst is terminated without cause, which shall include termination because of death or disability, then he is entitled to his base salary for the six-month period immediately following such termination. In addition, if Mr. Gutekunst is terminated without cause, he shall be deemed to have resigned as Chairman of the Board of Directors, but such termination shall not constitute resignation as a member of the Board of Directors.

  Directors' Compensation

         Directors, whether or not employees of the Company, are not compensated for any services provided as a director, for serving on any committee of the Board of Directors or for special assignments. Directors who must travel to attend board meetings are reimbursed for their expenses incurred to do so.

                   PROPOSAL TO AMEND ARTICLES OF INCORPORATION

         The Board of Directors of the Company has proposed and recommends that the shareholders approve the following amendment to the Company's Articles of
  Incorporation:

                RESOLVED, that Article III of the corporation's Articles of Incorporation be and hereby is deleted in its entirely and replaced by the following:

                                      III.

                                  CAPITAL STOCK

                This Corporation is authorized to issue twenty million (20,000,000) shares of common stock, par value five cents ($0.05) per share, and fifteen million (15,000,000) shares of preferred stock, no par value, of which ten million (10,000,000) shares shall be Series A Redeemable Preferred Stock and shall have the preferences, limitations and relative rights specified in the Articles of Amendment to the Articles of Incorporation filed with the Secretary of State of Florida on May 5, 1997 and five million (5,000,000) shares shall have the preferences, limitations and relative rights as may be determined from time to time by the Board of Directors.

         The Board of Directors believes that increasing the authorized shares of preferred stock, no par value ("Preferred Stock") will be advantageous to the Company. As is the case with the Company's currently authorized but unissued shares of Common Stock, the issuance of Preferred Stock will be within the discretion of the Board of Directors without, in most cases, further action by the shareholders and will be available for any valid corporate purpose. Like the shares of Preferred Stock previously authorized, the Board of Directors will have the authority to issue 5,000,000 of the additional shares of Preferred Stock in one or more series and to determine the number of authorized shares that will constitute a particular series. Except for that portion of the Preferred Stock that is designated as Series A Preferred Stock, which Series A Preferred Stock shall have the preferences, limitations and relative rights previously designated thereto and described hereinbelow, the Board of Directors will have the authority to fix by resolution adopted at the time of issuance of any shares of Preferred Stock
  (a) the voting rights, if any, of the shares to be issued; (b) the terms and conditions, if any, upon which the shares to be issued may be converted into shares of other classes or series of the Company or other securities; (c) the dividend rate for the shares to be issued, whether cumulative or not; (d) the price at which, and the terms and conditions on which, the shares to be issued may be redeemed; (e) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares; (f) any preferential amount payable upon each share to be issued in the event of a liquidation, dissolution or winding up of the Company; and (g) the relative rights of each series of shares of Preferred Stock as to dividends and assets. Once authorized, no further shareholder action will be required unless otherwise required by law or regulation.

         Holders of shares of Series A Preferred Stock are be entitled to vote on all matters submitted to a vote of the Company's shareholders. In addition, holders of the Series A Preferred Stock are entitled to receive cash dividends out of funds legally available therefor at the rate of $0.10 per annum per share or share dividends of Series A Preferred Stock at the equivalent rate per share. Such dividends are cumulative. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Company, before any distribution or payment shall be made to the holders of the Common Stock, the holders of the Series A Preferred Stock are entitled to be paid in cash $1.00 per share owned as of the date of such liquidation or dissolution or such other winding up, plus any accrued and unpaid dividends thereon to such date. If, upon such liquidation, dissolution or other winding up of the affairs of the Company, the net assets of the Company distributable among the holders of all outstanding shares of the Series A Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Company shall be distributed among the holders of the Series A Preferred Stock ratably in proportion to the full amounts to which they would otherwise be entitled. The Company may redeem or purchase the shares of Series A Preferred Stock and shall redeem in cash at the rate of $1.00 per share all outstanding shares of Series A Preferred Stock in whole (or, at the election of such holder, in part) in the event that (i) the Company sells all or substantially all of its assets or capital stock or
  (ii) the Company raises more than Three Million Dollars ($3,000,000) of equity capital during any period of twenty-four (24) consecutive months.

         As of the date hereof, the Company has 4,897,429 shares of Series A Preferred Stock outstanding, all of which were issued in connection with the Company's acquisition of NovaVision, Inc. ("NovaVision") completed May 7, 1997. Such shares of Series A Preferred Stock were issued in exchange for
  (i) cancellation of certain indebtedness of the Company and (ii) certain shares of the preferred stock of NovaVision, which shares had as of May 7, 1997 accrued dividends of $339,185 or, alternatively, 339,185 shares of such preferred stock. In connection with the acquisition, the Company agreed to assume such accrued dividends, payable in cash or in shares of the Company's Series A Preferred Stock. If the proposed amendment is adopted, the Company will conserve its available cash for operations and will pay its dividend obligations in shares of Series A Preferred Stock. The Company also expects to use the additional shares of authorized Series A Preferred Stock to pay dividends in kind in the future and may use the remaining authorized shares of Preferred Stock for general corporate purposes.

         The proposed amendment to the Company's Articles of Incorporation will not become effective unless it is (i) approved by an affirmative vote of a majority of the Common Stock represented either in person or by proxy at the Annual Meeting and (ii) an affirmative vote of a majority of the Series A Preferred Stock represented either in person or by proxy at the Annual Meeting, in each case assuming the presence of a quorum either in person or by proxy. Accordingly, abstentions and broker nonvotes will have the effect of a vote against the proposal.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

                             PROPOSAL TO APPROVE THE
                  AMENDED AND RESTATED STOCK COMPENSATION PLAN

         On August 15, 1994, the Board of Directors adopted the Salvatori Opthalmics, Inc. (now, American Consolidated Laboratories, Inc.) 1994 Incentive and Non-Statutory Stock Option Plan (the "Plan"). The Plan was approved by the shareholders of the Company on June 8, 1995. On September 18, 1997, the Board of Directors approved, subject to shareholder approval, the Amended and Restated Stock Compensation Plan (the "Amended Plan"), which Amended Plan amends and restates the Plan.

         The purposes of the Amended Plan are to encourage stock ownership by and to create an incentive to acquire or increase a proprietary interest in the Company for officers, employees and other individuals that provide services to or act as directors of the Company or its subsidiaries (the "Grantees"). To accomplish its purposes, the Amended Plan authorizes the grant of incentive stock options ("Incentive Options"), nonqualified stock options ("Nonqualified Options") (together with Incentive Options, "options"), tandem stock appreciation rights ("SARs") and restricted stock ("Restricted Stock") (collectively, "Awards"). The Company is seeking shareholder approval of the Amended Plan as now amended and restated in order to comply with the requirements of Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended (the "Code").

  DESCRIPTION OF AMENDED PLAN

          The Amended Plan authorizes the grant of Awards covering an aggregate of 3,000,000 shares of the common stock of the Company, par value $.05 per share (the "Common Stock"), which 3,000,000 shares represent 2,250,000 additional shares issuable in the aggregate under the Plan and the Amended Plan. As of September 19, 1997, all of the shares available under the Plan have been granted. Under the Amended Plan, the maximum number of shares of Common Stock that may be issued to any one Grantee pursuant to Awards granted thereunder is 750,000.

         The Amended Plan shall terminate no later than August 15, 2004. No Awards may be granted after such termination, but Awards previously granted may be exercisable beyond that date.

  The Board of Directors of the Company may at any time amend the Amended Plan with respect to any shares not then subject to Awards; however, without shareholder approval, the Board may not increase the number of shares subject to the Amended Plan, change the minimum exercise price per share of Common Stock as to which Awards may be granted under the Amended Plan, increase the maximum duration established under the Amended Plan for any Award or change the provisions of the Amended Plan relating to eligibility to participate thereunder.

         The Amended Plan is administered by a committee of two or more members of the Board of Directors (the "Committee"), each of whom must qualify as "Outside Director" within the meaning of Section 162(m) of the Code any regulations thereunder. The Board from time to time may remove members from or add members to the Committee and may fill vacancies on the Committee, however caused. The Committee has full and final authority and discretion to grant Awards under the Amended Plan, to interpret and construe the Amended Plan, to establish the price, duration, performance measures and any other term, restriction or condition of any Award under the Amended Plan, to prescribe, amend and rescind rules and regulations relating to the Amended Plan and to do everything necessary or appropriate to administer the Amended Plan. No member of the Board of Directors or the Committee shall be liable for an action or determination made in good faith with respect to the Amended Plan or any Award granted thereunder. The members of the Committee are Alan J. Rabin and William H. Burns, Jr.

  ELIGIBLE EMPLOYEES

         Incentive Options may be granted only to officers and other employees of the Company or its subsidiaries, including members of the Board of Directors who are also employees of the Company or its subsidiaries. Nonqualified Options and Restricted Stock may be granted to officers or other employees of the Company or its subsidiaries, to members of the Board or the board of directors of any subsidiary, whether or not employees of the Company or its subsidiaries, and to other individuals providing services to the Company or its subsidiaries. A Grantee who is awarded an Incentive Option or a Nonqualified Option shall be an "Optionee." SARs may be granted only in tandem with options and therefore only to those persons eligible to receive the option with which the SAR is linked. The Company has approximately nine officers and directors and 62 employees who are eligible to receive Awards under the Amended Plan.

  OPTIONS

         (a) Price of Options. The exercise price ("Exercise Price") for each option granted under the Amended Plan shall be not less then 100% of the fair market value of the Common Stock on the date of grant. Such provision is intended to ensure that the amount of compensation or gain that an Optionee derives from the exercise of any option granted under the Amended Plan is based solely on an increase in the fair market value of the Common Stock after the date of the grant. The fair market value of the Common Stock on September 16, 1997 was $.56. In the case of an Incentive Option granted to an Optionee who, at the time the Incentive Option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (a "greater-than-10% shareholder"), the Exercise Price shall be 110% of the fair market value of the Common Stock on the date the Incentive Option is granted.

         (b) Terms of Options. Each individual option agreement shall contain provisions relating to the method of exercise, the payment of the Exercise Price, any adjustments due to changes in the

  Company's capitalization, the effect of a merger, consolidation, liquidation, sale or other disposition of or involving the Company and such other provisions as the Committee may deem appropriate. Each option agreement shall also provide for the expiration date of any option granted under the Amended Plan, such expiration date to be not later than the tenth anniversary after the date on which the option was granted (fifth anniversary in the case of an Incentive Option granted to a greater-than-10% shareholder).

         The Committee may in its sole discretion accelerate the vesting of any option or shares of Common Stock subject to any Award granted under the Amended Plan.

         (c) Exercise and Payment for Shares. Each option is deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the governing option agreement, (ii) full payment of the aggregate Exercise Price of the shares of Common Stock as to which the Option is exercised has been made and (iii) arrangements that are satisfactory to the Board or the Committee in its sole discretion have been made for payment by the Optionee to the Company of the amount required to be withheld in accordance with applicable federal or state tax withholding requirements. Unless further limited by the Board or the Committee in any option agreement, the Exercise Price may be paid in cash, by certified or official bank check, by money order, by delivery to the Company of duly endorsed certificates evidencing shares of the Common Stock or by a combination of any of the above; provided, however, that the Board or the Committee may, in its sole discretion, accept a personal check in full or partial payment of any shares of Common Stock. If payment is made by delivery of shares of Common Stock, the fair market value of such stock (determined pursuant to the Amended Plan) on the date of exercise shall be applied to Exercise Price.

         No Optionee is deemed to be a holder of any shares of Common
  Stock subject to an option unless and until a stock certificate or certificates evidencing such shares of Common Stock are issued pursuant to the terms of the Amended Plan. Accordingly, no adjustment shall be made for dividends, distributions or other rights paid or given to shareholders for which the record date is prior to the date on which such stock certificate or certificates is issued, except as specifically provided by the terms of the Amended Plan.

         (d) Limitations. Pursuant to Section 422 of the Code, to the extent that the aggregate fair market value of stock with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and any subsidiary) exceeds $100,000, such options shall be treated as options which are not Incentive Options.

         Incentive Options may not be transferred, assigned, pledged or hypothecated in any manner other than by will and the applicable laws of descent and distribution. Incentive Options also may not be subject to execution, attachment or similar process. Nonqualified Options are transferrable only to the extent provided in the applicable option agreements pursuant to which they are granted.

         (e) Events Permitting Immediate Exercise. Unless otherwise expressly provided in any option agreement, each outstanding option becomes fully exercisable upon (i) any transaction that results in the shareholders of the Company as of the time of the transaction ceasing to own at least 51% of the voting stock of the Company or such other entity that results from the Company's participation in a reorganization, consolidation, merger, liquidation or similar form of corporate transaction, (ii) the shareholders of the Company approve a plan of merger, consolidation, liquidation or dissolution in which the Company does not survive or (iii) the shareholders of the Company approve a plan for the sale, lease, exchange or disposition of all or substantially all of the property and assets of the Company (unless, with respect to (ii) and (iii), such plan is subsequently abandoned).

         (f) Termination of Employment, Death or Disability. Except as otherwise provided in the terms and conditions of any applicable option agreement, Options granted under the Amended Plan shall terminate on the earlier of the applicable date of expiration and, in the case of an Incentive Option, 90 days after the termination of the employment of the Optionee other than by death or disability within the meaning of Section 22(e)(3) of the Code ("disability") and, in the case of a Nonqualified Option, within 30 days of the termination of employment or other relationship between the Optionee and the Company. After the termination of the employment or other relationship between the Company and the Optionee other than in the case of death or disability, the Optionee has the right to exercise the option, at any time prior to the termination of the option as provided herein, only to the extent the Optionee was entitled to exercise such option immediately prior to the termination of such employment or other relationship.

         Except as otherwise provided in the terms and conditions of any applicable option agreement, in the event that the employment relationship terminates because of the death of an Optionee and before the date of expiration of the option, such option terminates on the earlier of such date of expiration or one year following the date of death. After the death of the Optionee, his executors, administrators or any person(s) to whom his option may be transferred by will or by laws of descent and distribution, shall have the right to exercise the option, at any time prior to the termination of the option as provided herein only to the extent the Optionee was entitled to exercise such option immediately prior to his death.

         Except as otherwise provided in the terms and conditions of any applicable option agreement, in the event that the employment relationship terminates because of the disability of the Optionee and before the date of expiration of such option, the option shall terminate on the earlier of the date of expiration thereof or one year following the termination of such employment or other relationship. After the termination of the employment or other relationship between the Company and the Optionee due to disability, the Optionee has the right to exercise the option, at any time prior to the termination of the option as provided herein, only to the extent the Optionee was entitled to exercise such option immediately prior to the termination of such employment or other relationship.

  TANDEM STOCK APPRECIATION RIGHTS

         The Committee may grant SARs to Optionees in tandem with any Option granted under the Amended Plan in such amounts and with such terms and conditions, including the satisfaction of corporate or individual performance or other vesting standards, as the Committee shall determine; provided, however, that any performance objectives or other vesting standards to which an SAR is subject, if any, shall be identical to the performance objectives or other vesting standards to which the option with which the SAR is linked is subject. SARs may be granted at the time of the grant of the Option with which it is linked or at any time thereafter prior to its exercise, termination or expiration, except that, in the case of an Incentive Option, SARs may be granted only at the time of the grant of such Incentive Option. SARs shall be exercisable for such period as the Committee shall determine, but in no event shall an SAR remain exercisable after the expiration of the option with which it is linked. An SAR shall be exercised upon written notice from the Optionee to the Company stating the number of shares of Common Stock with respect to which the SAR is being exercised. An SAR granted in tandem with an Incentive Option may only be exercised when the fair market value of a share of Common Stock at the time the SAR is exercised exceeds the option price per share specified in the option agreement governing the Incentive Option with which the SAR is linked. An SAR shall be transferable only to the extent that the option with which it is linked is transferable and subject to the same conditions.

         Upon the surrender of the SAR and the unexercised option with which it is linked, the Optionee shall be entitled to receive that number of shares of Common Stock having an aggregate fair market value equal to (i) the excess of
  (A) the fair market value of one (1) share of Common Stock at the time the SAR is exercised over (B) the option price per share specified in the option agreement governing the option with which the SAR is linked, multiplied by
  (ii) the number of shares of Common Stock subject to the option, or portion thereof, which is surrendered. Any fractional shares of resulting from the exercise of an SAR shall be paid in cash. The Committee, in its discretion, may cause the Company to settle all or any part of its obligation arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the fair market value of such shares on the date of exercise.

  RESTRICTED STOCK

         The Committee may grant Restricted Stock to Grantees under the Amended Plan in such amounts and with such restrictions and conditions, including such corporate or individual performance objectives, as the Committee shall determine, provided that no such grant shall require any payment of cash consideration by the Grantee. The Committee may base a grant of Restricted Stock on one or more of the following criteria: increasing total revenues; increasing revenues of specific products or product types; reducing manufacturing costs; increasing cash flow; increasing operating income; reducing operating expenses; reducing operating loss; achieving or increasing net income; achieving one or more performance ratios (including inventory turns, sales per employee, product produced per technician per day or per hour and days' sales in receivables); reducing production in back orders; completing acquisitions; developing strategic alliances; raising equity capital; launching new products and developing new technologies. Such shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Amended Plan. Each certificate issued for shares of Restricted Stock shall contain a legend referencing the restrictions and conditions thereon, shall be registered in the name of the Grantee and shall be deposited by the Grantee with the Company, together with a stock power endorsed in blank.

         Subject to the applicable restrictions and conditions, the Grantee will be the owner of the Restricted Stock and will have all the rights of a shareholder, including, but not limited to, the right to receive all dividends paid on the Restricted Stock and the right to vote the shares. In the event there is a change in the corporate capitalization as described in the Amended Plan, any shares issued with respect to shares subject to restrictions and conditions under the Amended Plan will be subject to the same restrictions and conditions.

         Any restrictions and conditions imposed upon any Restricted Stock will lapse as provided in the agreement pursuant to which the issuance of the Restricted Stock is made, but in no event to be later than 10 years from the date of grant. Upon lapse of the restrictions and conditions imposed on any Restricted Stock, the certificate or certificates evidencing such shares will be reissued to the Grantee without a legend (except to the extent a legend is required by applicable securities laws) and, subject to any withholding requirements, will be delivered to the Grantee.

         In the event that the restrictions and conditions imposed on any grant of Restricted Stock fail to lapse as provided in the agreement pursuant to which the grant is made, such Restricted Stock will be forfeited, the certificates evidencing such shares will be canceled by the Company and the Grantee with respect to such shares will thereafter have none of the rights of a shareholder with respect thereto.

  CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Incentive Options granted under the Amended Plan are intended to qualify as "incentive stock options" under Section 422 of the Code. The grant of an Incentive Option generally does not result in taxable income to the Optionee at the time of grant or at the time of exercise. However, for any year in which Common Stock is purchased upon exercise of an Incentive Option, the difference between the fair market value of the Common Stock at the time of exercise and its cost to the Optionee will be an item of adjustment for purposes of computation of the Optionee's alternative minimum tax under
  Section 55 of the Code. If the Optionee exercises the option and then sells the Common Stock purchased under the option at a gain, the excess of the sales price of the Common Stock over its cost to the Optionee will be taxable at the applicable capital gains rate if the sale is made more than two years from the granting of the option and more than one year from the transfer of the Common Stock to the Optionee. If the sale is made within two years after the granting of the option or within one year after the Common Stock is transferred to the Optionee and if sales proceeds exceed the fair market value of the Common Stock on the date of exercise, the Optionee generally will recognize ordinary income equal to the fair market value of the Common Stock on the date of exercise less the option price and capital gain equal to the amount realized in excess of the fair market value of the Common Stock on the date of exercise. No deduction generally will be available to the Company as a result of the granting of Incentive Options, the exercise of such options, or the sale by Optionees of the Common Stock purchased. However, the Company will be entitled to a deduction in an amount equal to the ordinary income, if any, realized by an Optionee on the sale of Common Stock purchased pursuant to the exercise of an Incentive Option.

         Nonqualified Options granted under the Amended Plan are not intended to qualify as "incentive stock options" under the Code. The grant of a Nonqualified Option will not result in taxable income to the Optionee or a deduction to the Company. On the date any such Nonqualifed Option is exercised, an Optionee generally will recognize ordinary income equal to the amount by which the fair market value of the Common Stock on the exercise date exceeds the option price, and the Company will generally receive a deduction in the same amount. The options will generally be taxed immediately upon the exercise.

         There will be no federal income tax consequences to either the Grantee or the Company upon the grant of an SAR. However, the Grantee generally will recognize ordinary income upon the exercise of an SAR in an amount equal to the aggregate amount of cash and fair market value of shares of Common Stock received upon exercise, and the Company will generally receive a deduction in the same amount.

         In general, there will be no federal income tax consequences to either the Company or the Grantee upon the grant of Restricted Stock. Upon lapse of the restrictions imposed on a grant of Restricted Stock, the Grantee will recognize taxable income at that time equal to the fair market value of the Common Stock to which the restrictions related, and the Company will generally receive a corresponding deduction. However, with respect to the grant of Restricted Stock, Grantees may elect, within 30 days after the date of grant, to recognize ordinary income equal to the fair market value of the Restricted Stock on the date of grant, and if so elected, the Company would be entitled to a corresponding deduction at that time.

         Any discussion herein pertaining to a deduction for the Company is qualified by application of Section 162(m) of the Code and the regulations thereunder. Section 162(m) limits to $1,000,000 per year the allowable deduction for compensation to the chief executive officer and the four most highly compensated officers (other than the chief executive officer) ("Covered Employees"), except that such limit does not include "performance-based compensation," as that term is defined therein. If the Amended Plan is approved by shareholders, compensation realized upon the exercise of Options and SARs will be "performance-based" if the exercise price is at least equal to the fair market value of the underlying Common Stock on the date of grant. The Amended Plan is intended to meet the provisions of Section 162(m) such that any deductions available to the Company from Option or SAR transactions thereunder will not be limited. Compensation derived from a grant of Restricted Stock under the Amended Plan may be deemed "performance-based" only if the grant thereof is subject to the attainment of certain performance criteria as described in the section hereof titled "Restricted Stock." Compensation derived by a Covered Employee from Awards that is not "performance-based" will not be deductible by the Company, to the extent that such compensation, together with all other compensation to such Covered Employee, exceeds the prescribed $1,000,000 limit.

         The foregoing discussion does not purport to be more than a summary of the federal income tax consequences of transactions under the Amended Plan as of the date of this Information Statement. The federal income tax laws and regulations are frequently amended. This discussion is not intended to be exhaustive and does not describe the state or local tax consequences.

  PURPOSE OF AMENDMENTS

         The Amended Plan materially amends the Plan in the following ways:
  (a) increasing to 3,000,000 the maximum aggregate number of shares of Common Stock that may be issued thereunder, (b) establishing at 750,000 the maximum aggregate number of shares which may be issued to any one Grantee thereunder,
  (c) requiring that the Board of Directors appoint the Committee to administer the Amended Plan, (d) limiting those directors eligible to serve on the Committee to those who qualify as "Outside Directors" within the meaning of
  Section 162(m) of the Code, (e) giving to the Committee the discretion to grant tandem stock appreciation rights and restricted stock and (f) eliminating the authority of the Board of Directors to amend certain provisions without obtaining shareholder approval.

  APPROVAL BY SHAREHOLDERS

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         The Amended Plan will not become effective unless it is approved by an affirmative vote of a majority of the combined Common Stock and Series A Preferred Stock represented either in person or by proxy at the Annual Meeting, assuming the presence of a quorum either in person or by proxy. Accordingly, abstentions and broker nonvotes will have the effect of a vote against the proposal. If the shareholders do not approve the Amended Plan, the 1994 Incentive and NonStatutory Stock Option Plan as currently in effect will remain effective until August 15, 2004; provided however, any compensation realized upon the exercise of options granted under the Plan may not be deemed performance-based compensation pursuant to Section 162(m) of the Code.

  AMENDED PLAN BENEFITS

         Because the Amended Plan is a discretionary plan, it is not possible to determine what options the Committee will grant thereunder.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED STOCK COMPENSATION PLAN.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Thomas P. Dickerson, James L.L. Tullis and Joan P. Neuscheler, directors of the Company, are general partners in Tullis-Dickerson Partners, the general partner of Tullis-Dickerson Capital Focus, L.P. ("TDCFLP"), an entity to which the Company was indebted in the amount of $60,000 as of January 1, 1995 as a result of various loans and other transactions between the two parties. In connection with a loan made by TDCFLP to the Company in September 1991, TDCFLP received a warrant to acquire 100,000 shares of the Company's Common Stock at a price of $.75 per share, which warrant was exercised on March 31, 1995, with the exercise price paid by a $55,000 reduction of the outstanding indebtedness and forgiveness of $20,000 of accrued and unpaid interest. Accordingly, on December 31, 1995, the outstanding principal balance of TDCFLP's original loan to the Company was $5,000. This loan was repaid in full on June 28, 1996.

            In December 1994, TDCFLP made a loan to the Company, separate and distinct from that discussed above, in the amount of $800,000 with interest payable quarterly at 15.25% and repayment of the principal due on September 30, 1997 (the "1994 Loan"). Because the principal and interest remained unpaid after June 15, 1995, TDCFLP had the option to convert the Note into shares of the Company's Common Stock of the Company at the rate of one share for each $1.00 of principal and interest unpaid until maturity, and one share for each $.50 of principal and interest unpaid thereafter.

           The Company received additional financing from TDCFLP during November and December 1995 and January and February 1996 in the amounts of $167,000, $100,000, $395,000 and $50,000, respectively (the "1995-96 Loans"). Such additional funds were consolidated into a single note payable in installments in varying amounts beginning on June 30, 1996 and concluding on August 5, 1996. Interest on the consolidated note is payable at 13.5% until maturity and 19.5% thereafter. In connection with the consolidated note, TDCFLP received and subsequently exercised warrants to purchase 199,503 shares of Common Stock at a price of $.10 per share. A portion of

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  the interest owed by the Company to TDCFLP was used to offset the cost to
  TDCFLP of exercising the warrants.

           During 1996, TDCFLP continued to advance funds to the Company on the same terms and conditions as the note discussed above. TDCFLP advanced $665,833 under these terms and conditions from June 1996 through April 1997 (the "1996-97 Loans"). For these additional advances, TDCFLP received a warrant to purchase 550,000 shares of the Company's common stock at $.25 per share, such warrant to expire at 2001. As a condition precedent to the Company's acquisition of NovaVision, completed May 7, 1997, as discussed hereinbelow, TDCFLP converted the 1994 Loan, the 1995-96 Loans and a portion of the 1996-97 Loans, an aggregate amount of $2,088,273, into shares of the Company's Series A Preferred Stock. Accordingly, as of September 19, 1997, the Company was indebted to TDCFLP in an aggregate amount of $550,000.

           All of Company's indebtedness to TDCFLP is secured by substantially all inventories and property and equipment, though TDCFLP did subordinate its entire security interest to Sirrom Investments, Inc. ("Sirrom") on May 7, 1997. In addition, the Company's agreements with TDCFLP prohibit it from paying any dividends.

           The Company and Tullis-Dickerson & Co., Inc. ("TD & Co.") entered into an agreement dated August 15, 1994, whereby the Company pays to TD & Co. a financial advisory fee of $3,000 per month, plus $9,000 per quarter for any quarter that the Company exceeds its internal cumulative cash flow projections for that calendar quarter. TD & Co. terminated these fees effective November 30, 1996. Prior to such termination, the Company paid such fees in the amount of $33,000 in 1996 and $36,000 in 1995. In May 1995, the Company issued 15,954 shares of the Company's common stock to James L.L. Tullis and Thomas P. Dickerson, as assignees of TD & Co., in satisfaction of outstanding invoices for consulting services rendered during 1994 and 1995, including ongoing assistance with the Company's operations, the development of strategy, the hiring of personnel, the streamlining of operations, the coordination between facilities of the Company, and the development of management reporting systems. At the time of the issuance of the stock in payment for such services, the bid price for the Company's stock was $1.13 for a value of $18,000. In July 1996, the Company issued 29,615 shares of the Company's common stock to James L.L. Tullis, 14,808 shares to Thomas P. Dickerson and 8,904 shares to Joan E. Neuscheler, as assignees of TD & Co., in satisfaction of outstanding invoices for consulting services rendered during 1995 and 1996, such services being similar to those described above. At the time of the issuance of the stock in payment for such services, the bid price for the Company's stock was $1.625 for a value of $86,656. Messrs. Tullis and Dickerson and Ms. Neuscheler are the sole shareholders, directors and principal officers of TD & Co.

           The Company leases from Jimmy Gray O'Neal, the former President and Chief Operating Officer of the Company, an approximately 6,000 square foot building located in Raleigh, North Carolina from which originates the Company's manufacturing and distribution operations. The lease agreement between the Company and Mr. O'Neal provides for (i) a term of five years commencing in December 1994 and (ii) monthly payments of $5,000.

         On May 7, 1997, the Company consummated the acquisition of NovaVision for stock

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  through a subsidiary merger. An aggregate of 3,561,906 shares of the Common
  Stock and a total of 4,897,429 shares of the Company's Series A Preferred Stock were issued in the transaction. Of the 3,561,906 shares of Common Stock, 2,000,000 were issued to Bart C. Gutekunst, Chairman of the Board of the Company, and 54,706 were issued to William H. Burns, Jr., director of the Company. Of the 4,897,429 shares of Series A Preferred Stock, 2,088,273 were issued to TDCFLP in conversion of $2,088,273 in debt and accrued interest, and 130,000 were issued to Bart C. Gutekunst.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The accounting firm of Deloitte & Touche has been selected by the Board of Directors as independent accountants for the Company for the fiscal year ending December 31, 1997. This selection is being presented to the shareholders for their ratification at the Annual Meeting. Deloitte & Touche has served in such capacity since the year ended December 31, 1992. A representative of Deloitte & Touche will be present at the Annual Meeting. Such representative will be available to respond to appropriate questions and may make a statement if he so desires.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company incorporates by reference herein (i) those portions of its 1996 Annual Report to Shareholders containing the Company's Audited Financial Statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations and (ii) its Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997.

                              SHAREHOLDER PROPOSALS

         Proposals which shareholders intend to present at the 1998 Annual Meeting of Shareholders must be received by the Company no later than January 15, 1998, to be eligible for inclusion in the proxy material for that meeting.

                                  OTHER MATTERS

  Management knows of no matter to be brought before the meeting which is not referred to in the Notice of Meeting. If any other matters properly come before the meeting, it is intended that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.


  By Order of the Board of Directors
  September 29, 1997

          ************************APPENDIX****************************


                    AMERICAN CONSOLIDATED LABORATORIES, INC.

                               COMMON STOCK PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints Joseph A. Arena and Kenneth C. Kirkham, or either of them, with power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of AMERICAN CONSOLIDATED LABORATORIES, INC. to be held on October 15, 1997, and at any adjournment or adjournments thereof, with all power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said meeting, as follows:

(1)      ELECTION OF DIRECTORS

[   ]    FOR all nominees                        [   ]WITHHOLD AUTHORITY
         listed below                                 to vote for all
         (except as marked                            nominees listed
         to the contrary                              below
         below)

Joseph A. Arena, James L.L. Tullis, Thomas P. Dickerson, Joan P. Neuscheler, Timothy M. Buono, Bart C. Gutekunst, William H. Burns, Jr., Alan J. Rabin


(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)
---------------------------------------------------------------------


(2)      PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION

                   FOR   [  ]           AGAINST   [  ]            ABSTAIN   [  ]

(3)      PROPOSAL TO APPROVE THE AMENDED AND RESTATED STOCK
         COMPENSATION PLAN

                   FOR   [  ]           AGAINST   [  ]            ABSTAIN   [  ]

(4)      PROPOSAL TO RATIFY SELECTION OF DELOITTE & TOUCHE AS
         INDEPENDENT AUDITORS.

                   FOR   [  ]           AGAINST   [  ]            ABSTAIN   [  ]

(5) With discretionary authority upon such other matters as may come before the meeting.

                  (Continued, and to be signed on reverse side)

                          PLEASE SIGN AND RETURN IN THE
                         ENCLOSED POSTAGE-PAID ENVELOPE

Your Proxy May be Rescinded at Any Time Before it is Exercised and Will be Returned to You on Request. IF NO SPECIFICATION IS MADE ABOVE, SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.


                                        PLEASE SIGN HERE AND RETURN PROMPTLY


                                                    Signature


                                                    Signature, if held jointly


                                                    Dated                , 1997

            Please sign exactly as your name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should show their full titles.




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